Exhibit 99.1

MIC

125 West 55th Street New York, NY10019 United States	Telephone Facsimile Internet	+1 212 231 1825 +1 212 231 1828 www.macquarie.com/mic

Media Release

MIC REPORTS FOURTH QUARTER AND FULL YEAR 2018 RESULTS

PERFORMANCE IN LINE WITH COMPANY GUIDANCE
FOURTH QUARTER DIVIDEND OF $1.00 PER SHARE DECLARED
2019 GUIDANCE INITIATED

2018 Financial Results from Continuing Operations

•	Net income of $64.6 million
•	Consolidated EBITDA excluding non-cash items of $569.5 million
•	Cash provided by operating activities of $473.2 million
•	Fourth quarter 2018 dividend of $1.00 per share authorized

2019 Guidance for Continuing Operations

•	Consolidated EBITDA of $610.0 to $635.0 million
•	Free Cash Flow of $400.0 to $445.0 million
•	Leverage of 4.0 to 4.25 times net debt/EBITDA at year end
•	Quarterly cash dividend of $1.00 per share ($4.00 annualized)

Continued Progress on Strategic Priorities

•	Leverage below 4.0 times net debt/EBITDA at year end 2018 compared with approximately 4.9 times at year end 2017
•	Cash on hand of approximately $600.0 million, a portion of which is expected to be used to fund a backlog of approximately $247.0 million of growth projects
•	Refinancing of Atlantic Aviation and amendment of debt facilities at IMTT extends MIC’s weighted average debt maturity to 5.7 years and provides capital for repayment of convertible notes maturing July 2019
•	Of 1.3 million barrels of capacity at IMTT repurposed in 2018, 600,000 barrels were returned to service in December 2018, 640,000 barrels were returned to service in January 2019, balance expected to be in service in March
•	$75.0 million of additional growth projects announced at IMTT
•	Second quarter 2019 closing targeted for sale of renewable power generation assets

NEW YORK, February 20, 2019 — Macquarie Infrastructure Corporation (NYSE: MIC) reported financial results for 2018 that were in line with the Company’s guidance.

Net income from continuing operations declined to $64.6 million in 2018 from $433.8 million in 2017 primarily as a result of the absence of a $316.4 million tax benefit related to the enactment of the Tax Cuts and Jobs Act in December 2017.

Cash generated by continuing operating activities increased $9.1 million to $473.2 million in 2018 versus 2017 as a result of favorable movements in working capital including improved collection of higher balances.

MIC’s continuing operations consist of International-Matex Tank Terminals (IMTT), Atlantic Aviation, the businesses comprising its MIC Hawaii segment and several smaller businesses that individually and collectively do not constitute a reportable segment and are recorded as components of Corporate and Other. Results for the businesses previously reported as the substantial components of Contracted Power have been characterized as Discontinued Operations in the current and prior comparable periods and the Contracted Power segment has been eliminated.

Christopher Frost, MIC’s chief executive officer, said of the Company’s results for 2018: “Our financial results were in line with our expectations and reflect an ongoing focus on our strategic priorities. In particular, the repurposing and repositioning initiatives at IMTT are reinforcing the infrastructure characteristics of that business.”

“The sales of the Bayonne Energy Center and smaller, non-core businesses in 2018 provided at least two years of funding for attractive growth opportunities across all of MIC. These proceeds have also been used to reduce MIC’s overall indebtedness and, combined with the successful refinancing and amendments to debt facilities at Atlantic Aviation and IMTT, respectively, in December, significantly increased our financial flexibility. In short, we are well-positioned to continue to support our current dividend and to invest in increasing the cash generating capacity of our operating businesses with low reliance on additional debt issuance,” Frost added.

Non-GAAP Metrics

EBITDA excluding non-cash items from continuing operations decreased to $569.5 million in 2018 from $618.5 million in 2017 reflecting primarily:

•	a reduction in storage capacity utilization at IMTT;
•	the previously disclosed write-down of a business in the MIC Hawaii segment and the operating losses related to that business;
•	higher costs related to the evaluation of various investment and acquisition/disposition opportunities, primarily the sale of BEC; and,
•	approximately $4.0 million of costs incurred for advisory services in connection with addressing various shareholder matters.

The above items were partially offset by an increased contribution from Atlantic Aviation and the absence of costs incurred during 2017 related to the implementation of a shared services center.

Adjusted EBITDA excluding non-cash items from continuing operations totaled $601.9 million in 2018 compared with $636.3 million in 2017. Adjustments exclude items such as transaction related costs and the write-down of an investment in a business that was sold. Adjusted EBITDA excluding non-cash items, together with MIC’s proportionate interest in the businesses reported in Discontinued Operations, totaled $688.6 million.

MIC reported Adjusted Free Cash Flow from continuing operations of $439.5 million, down 13.9% from $510.3 million in 2017, on higher interest expense, higher maintenance capital expenditures and higher taxes. Adjusted Free Cash Flow, including MIC’s proportionate interest in the businesses reported in Discontinued Operations, totaled $498.5 million.

See Summary Financial Information below.

Dividend

The MIC Board of Directors authorized a cash dividend of $1.00 per share, or $4.00 annualized, for the fourth quarter of 2018. The dividend will be payable on March 7, 2019 to shareholders of record on March 4, 2019. The Company initiated guidance for a quarterly cash dividend of $1.00 per share in 2019.

Full Year 2018 Results and Strategic Initiatives

International-Matex Tank Terminals

IMTT generated EBITDA excluding non-cash items of $286.6 million in 2018, down 12.1% versus 2017, primarily as a result of a previously disclosed decline in capacity utilization and slightly lower average storage rates. Free Cash Flow produced by IMTT declined 23.2% to $200.5 million as a result of the reduction in earnings together with higher interest expense, taxes and maintenance capital expenditures including those related to repurposing storage capacity.

Bulk liquid storage capacity utilization was 82.0% in the fourth quarter of 2018 and averaged 84.6% in 2018, consistent with guidance for “mid 80s percent” utilization provided early in the year.

MIC announced that its IMTT subsidiary has entered into agreements for the development of new storage capacity and capabilities that will significantly enhance the operations of two of the business’ terminals on the Lower Mississippi River. The agreements will see IMTT deploy approximately $75.0 million of growth capital over the upcoming 12 to 24-month period.

At its Avondale, LA terminal, IMTT will construct storage capacity and related infrastructure including a new ship dock in support of a palm oil processing facility being developed on land leased by IMTT to Fuji Vegetable Oil (“Fuji”). The project features 87,000 barrels of new capacity being built pursuant to a 30-year use agreement with Fuji and 100,000 barrels of existing capacity that is expected to be used by a feedstock supplier. The facility is expected to be in service in late 2020.

IMTT has leased 442,000 barrels of capacity, including 80,000 barrels of capacity to be constructed, at its terminal in Gretna, LA to a customer who will market highly refined oils through the terminal. As a part of the long-term agreement IMTT will also construct a truck loading facility in support of the customer. The project is expected to be in service in early 2020.

Both the Avondale and Gretna projects are a part of ongoing efforts to invest in the infrastructure of IMTT and are subject to customary pre-construction permitting.

Atlantic Aviation

Atlantic Aviation generated EBITDA excluding non-cash items of $264.7 million in 2018, an increase of 7.0% compared with 2017, driven by full-year contributions from acquisitions of fixed base operations in 2017, increased hangar rental income and ancillary services fees.

Free Cash Flow produced by Atlantic Aviation increased slightly with the higher earnings substantially offset by higher taxes and interest expense. Excluding airports at which traffic was restricted as a result of runway closures for portions of the year, flight activity at the airports on which Atlantic Aviation operates increased by 0.6% in 2018 based on data reported by the Federal Aviation Administration.

MIC Hawaii

MIC Hawaii generated EBITDA excluding non-cash items of $37.3 million in 2018, down 38.5% versus 2017, including $17.1 million of write-downs and approximately $5.5 million of negative EBITDA, both related to a mechanical contracting business that was sold in November. These were partially offset by increased utility margins at Hawaii Gas resulting from a rate increase implemented in July 2018.

Free Cash Flow produced by MIC Hawaii declined 42.3% to $22.4 million as a result of the losses generated by the mechanical contractor, and higher maintenance capital expenditures and interest expense, partially offset by a decrease in cash taxes.

Corporate and Other

MIC’s Corporate and Other segment generated EBITDA excluding non-cash items of $(19.1) million in 2018, compared with $(15.5) million in 2017, primarily as a result of higher transaction expenses and professional fees related to addressing various shareholder matters, partially offset by the absence of costs associated with the implementation of a shared services center. Free Cash Flow produced by Corporate and Other declined 80.9% to $(20.5) million as a result of higher interest expense and a reduced tax benefit.

The Corporate and Other segment includes primarily fees payable to MIC’s Manager, professional fees and expenses associated with being a public company and any revenue or expense associated with smaller businesses that individually or collectively do not constitute a reportable segment. MIC also reports transaction related expenses, any profit-share income to which MIC was entitled related to the sale of renewable power generation projects by a third-party developer and shared services costs not otherwise allocated to operating companies, in its Corporate and Other segment.

In December, MIC announced that it had completed the refinancing of the primary debt facility of Atlantic Aviation and extended the maturity dates of two of three facilities at IMTT. These actions extended the weighted average maturity of MIC’s debt to 5.7 years and provided the capital to fund the repayment of $349.9 million of convertible notes due in July 2019. Following the repayment of the convertible notes, MIC does not currently have any debt facilities that mature prior to 2022.

Discontinued Operations

In October 2018 MIC completed the sale of the Bayonne Energy Center (BEC) and commenced a sale process involving its solar and wind power generation facilities. These businesses, all of which had been reported as components of MIC’s Contracted Power segment, were classified as Discontinued Operations and the Contracted Power segment was eliminated. The Company’s financial results for 2018 and the prior years have been restated to reflect the impact of these changes.

The Discontinued Operations generated net income of $29.6 million in 2018, an increase of 32.6% compared with 2017, and EBITDA excluding non-cash items of $98.9 million, up 5.9% versus 2017. The increases were driven by contributions from the expansion of BEC and improved wind resources. Free Cash Flow produced by the Discontinued Operations increased 3.8% to $67.9 million.

2019 Guidance

MIC initiated guidance with respect to EBITDA and Free Cash Flow from continuing operations, and EBITDA by segment, for 2019. The Company expects a modest contribution from its discontinued operations (solar and wind power generation) will be additive to its guidance through the anticipated date of sale of these assets in the second quarter.

With respect to the Company’s guidance for EBITDA and Free Cash Flow in 2019, a reconciliation of EBITDA to net income (loss), the most comparable GAAP measure and a reconciliation of Free Cash Flow to cash from operating activities, the most comparable GAAP measure, are not available without unreasonable effort due to the Company’s limited visibility into and inability to make accurate projections and estimates of items including management fees, hedging agreements, depreciation and any (benefit) provision for income taxes. These items may vary greatly from year to year and could significantly impact MIC’s results as reported in accordance with GAAP.

International-Matex Tank Terminals

Storage utilization at IMTT is expected to average in a mid-80s percent range in 2019 and to end the year in a high-80s percent range, subject to market conditions. The Company expects the improvement to be more pronounced in the second half of the year. The 2019 utilization rate estimates assume that only a portion of the storage related to a now idle refinery (owned by a third party) is leased during 2019 and that demand for bulk liquid storage increases as market participants prepare for the scheduled implementation of new rules instituted by the International Maritime Organization concerning reductions in the sulphur content of bunker fuel in January of 2020. The contribution to EBITDA associated with the recovery in utilization is expected to be partially offset by a further decline in average storage rates and higher operating costs.

In the first quarter of 2019, IMTT is expected to receive approximately $39.0 million in proceeds related to the termination of an agreement with the owner of a refinery at IMTT’s terminal in St. Rose, LA. The proceeds have been incorporated into the Company’s guidance for IMTT EBITDA in 2019 of between $287.0 and $297.0 million. Excluding the termination fee, EBITDA is therefore be expected to be between $248.0 and $258.0 million. The forecast decline of approximately 12% reflects primarily the loss of revenue associated with storage related to the refinery, increased expenses and lower storage rates, primarily related to the renewal of older, out of market contracts, all partially offset by improved utilization including of repurposed capacity.

Atlantic Aviation

MIC’s guidance for EBITDA from Atlantic Aviation of between $275.0 and $285.0 million in 2019 assumes historically normal growth in general aviation flight activity of approximately 2.5%. The guidance does not contemplate acquisitions of additional FBOs.

MIC Hawaii

Guidance for the Company’s MIC Hawaii segment for EBITDA of between $60.0 and $65.0 million in 2019 assumes a full year benefit of the rate increase implemented in the regulated portion of Hawaii Gas in July of 2018, and the absence of write-downs and losses attributable to a business that was sold in 2018, partially offset by increases in the cost of propane hedges in the unregulated portion of that business.

Growth Investments

Growth capital expenditures across the MIC portfolio are expected to total between $275.0 and $300.0 million in 2019. Of this, the Company reports having already committed to expenditures with an aggregate value of $247.0 million. Given the attractiveness of the opportunities at IMTT and the tax benefits associated with investment in high-value, physical asset backed projects, the Company estimates that the majority of its 2019 growth capital expenditures will be made in support of IMTT.

Maintenance Capital Expenditures

MIC expects the amount of capital deployed in maintaining its businesses will be between $65.0 and $70.0 million in 2019. The expected spend is higher than the long-term average for the Company primarily as a result of planned expenditures related to the refurbishment of a pier at IMTT in Bayonne, NJ. Maintenance capital expenditures are expected to remain elevated for two to three years depending of the pace of the refurbishment.

EBITDA Guidance by Segment Summarized

IMTT:	$287.0 – $297.0 million
Atlantic Aviation:	$275.0 – $285.0 million
MIC Hawaii:	$60.0 – $65.0 million
Corporate/Other:	$(12.0) million
Total	$610.0 – $635.0 million

Free Cash Flow

MIC expects Free Cash Flow from continuing operations in 2019 to be in a range between $400.0 and $445.0 million. The guidance contemplates higher cash interest related to an increase in the interest rate on debt at Atlantic Aviation, partially offset by the anticipated repayment of $349.9 million of holding company convertible notes in July of 2019 using a portion of the proceeds raised in the Atlantic Aviation refinancing. Free Cash Flow is also expected to be reduced by higher maintenance capital expenditures in 2019 compared with 2018 primarily in relation to increased spending at IMTT associated with the refurbishment of a pier at its facility in Bayonne, NJ.

Summary Financial Information

	Quarter Ended December 31,		Change Favorable/ (Unfavorable)		Year Ended December 31,		Change Favorable/ (Unfavorable)
	2018	2017	$	%	2018	2017	$	%
	($ In Thousands, Except Share and Per Share Data) (Unaudited)
GAAP Metrics
Continuing Operations
Net (loss) income (100%)	$(3,848)	$354,312	(358,160)	(101.1)	$64,628	$433,770	(369,142)	(85.1)
Net (loss) income per share attributable to MIC	(0.01)	4.19	(4.20)	(100.2)	0.80	5.22	(4.42)	(84.7)
Cash provided by operating activities	107,437	112,037	(4,600)	(4.1)	473,160	464,106	9,054	2.0
Discontinued Operations
Net (loss) income (100%)	$(6,354)	$6,964	(13,318)	(191.2)	$29,620	$22,342	7,278	32.6
Net (loss) income per share attributable to MIC	—	(0.06)	0.06	100.0	0.80	0.20	0.60	NM
Cash (used in) provided by operating activities	(1,062)	18,637	(19,699)	(105.7)	46,268	64,928	(18,660)	(28.7)
Weighted average number of shares outstanding: basic	85,643,587	84,572,725	1,070,862	1.3	85,233,989	83,204,404	2,029,585	2.4
MIC Non-GAAP Metrics
EBITDA excluding non-cash items – continuing operations (100%)	$144,487	$156,579	(12,092)	(7.7)	$569,455	$618,528	(49,073)	(7.9)
Shared service implementation costs(1)	—	1,655	(1,655)	(100.0)	—	8,502	(8,502)	(100.0)
Write-down in Investment(1)	—	—	—	—	17,083	—	17,083	NM
Investment and acquisition/disposition costs(1)	7,891	1,381	6,510	NM	15,364	9,254	6,110	66.0
Adjusted EBITDA excluding non-cash items – continuing operations (100%)(1)	$152,378	$159,615	(7,237)	(4.5)	$601,902	$636,284	(34,382)	(5.4)
Cash interest	$(23,908)	$(21,410)	(2,498)	(11.7)	$(98,432)	$(80,269)	(18,163)	(22.6)
Cash taxes	(3,445)	(2,532)	(913)	(36.1)	(13,950)	(11,031)	(2,919)	(26.5)
Maintenance capital expenditures	(17,695)	(11,636)	(6,059)	(52.1)	(49,979)	(34,676)	(15,303)	(44.1)
Adjusted Free Cash Flow – continuing operations (100%)(1)	$107,330	$124,037	(16,707)	(13.5)	$439,541	$510,308	(70,767)	(13.9)
EBITDA excluding non-cash items – discontinued operations (100%)	$14,190	$21,401	(7,211)	(33.7)	$98,872	$93,375	5,497	5.9
Cash interest	(4,309)	(6,696)	2,387	35.6	(23,843)	(27,272)	3,429	12.6
Cash taxes	(6,501)	(135)	(6,366)	NM	(6,655)	(129)	(6,526)	NM
Maintenance capital expenditures	—	(504)	504	100.0	(440)	(526)	86	16.3
Free Cash Flow – discontinued operations (100%)	$3,380	$14,066	(10,686)	(76.0)	$67,934	$65,448	2,486	3.8
Noncontrolling interest(2)	(2,235)	(2,583)	348	13.5	(9,008)	(7,806)	(1,202)	(15.4)
Adjusted Free Cash Flows (total PC%)(1)	$108,475	$135,520	(27,045)	(20.0)	$498,467	$567,950	(69,483)	(12.2)

NM — Not meaningful

(1)	Adjusted EBITDA excluding non-cash items and Adjusted Free Cash Flow excludes costs relating to certain investment and acquisition/disposition activities during 2018 and 2017. Adjusted EBITDA excluding non-cash items and Adjusted Free Cash Flow excludes the write-down of our investment in the previously owned design-build mechanical contractor business for 2018 and excludes implementation costs relating to our shared services center for 2017.
(2)	Noncontrolling interest adjustment represents the portion of Free Cash Flow not attributable to MIC’s ownership interest substantially from discontinued operations.

Conference Call and Webcast

When: MIC has scheduled a conference call for 8:00 a.m. Eastern Time on Thursday, February 21, 2019 during which management will review and comment on the fourth quarter and full year 2018 results and 2019 guidance.

How: To listen to the conference call dial +1(650) 521-5252 or +1(877) 852-2928 at least 10 minutes prior to the scheduled start time. A webcast of the call will be accessible via the Company’s website at www.macquarie.com/mic. Allow extra time prior to the call to visit the site and download the software needed to listen to the webcast.

Supplemental Materials: MIC will prepare materials in support of its conference call. The materials will be available for downloading from the Company’s website prior to the call.

Replay: For interested individuals unable to participate in the live conference call, a replay will be available after 2:00 p.m. on February 21, 2019 through midnight on February 27, 2019, at +1(404) 537-3406 or +1(855) 859-2056, Passcode: 2276902. An online archive of the webcast will be available on the Company’s website for one year following the call.

About MIC

MIC owns and operates a group of businesses providing basic services to customers in the United States. Its businesses consist of a bulk liquid terminals business, International-Matex Tank Terminals; an airport services business, Atlantic Aviation; and entities comprising an energy services, production and distribution segment, MIC Hawaii. For additional information, please visit the MIC website at www.macquarie.com/mic. MIC-G

Use of Non-GAAP Measures

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items, Free Cash Flow and Proportionately Combined Metrics

In addition to MIC’s results under U.S. GAAP, the Company uses certain non-GAAP measures to assess the performance and prospects of its businesses. In particular, MIC uses EBITDA excluding non-cash items, Free Cash Flow and certain proportionately combined financial metrics. Proportionately combined financial metrics, including Free Cash Flow, reflect MIC’s proportionate interest in its solar and wind facilities, substantially all of which are in discontinued operations.

MIC measures EBITDA excluding non-cash items as a reflection of its businesses’ ability to effectively manage the volume of products sold or services provided, the operating margin earned on those transactions and the management of operating expenses independent of the capitalization and tax attributes of those businesses. The Company believes investors use EBITDA excluding non-cash items primarily as a measure to assess the operating performance of its businesses and to make comparisons with the operating performance of other businesses whose depreciation and amortization expense may vary widely from MIC’s, particularly where acquisitions and other non-operating factors are involved. MIC defines EBITDA excluding non-cash items as net income (loss) or earnings — the most comparable GAAP measure — before interest, taxes, depreciation and amortization and non-cash items including impairments, unrealized derivative gains and losses, adjustments for other non-cash items and pension expense reflected in the statements of operations. EBITDA excluding non-cash items also excludes base management fees and performance fees, if any, whether paid in cash or stock.

Because MIC has varied ownership interest in the businesses within its portfolio of solar and wind power generation facilities (in discontinued operations) but has an obligation to report their financial results on a consolidated basis, GAAP measures such as net income (loss) do not fully reflect its proportionate share of the cash generated by these businesses. The Company notes that the proportionately combined metrics used may be calculated in a different manner by other companies and may limit their usefulness as a comparative measure. Therefore, proportionately combined metrics should be used as a supplemental measure to help understand MIC’s financial performance and not in lieu of financial results reported under GAAP.

The Company’s businesses can be characterized as owners of high-value, long-lived assets capable of generating substantial Free Cash Flow. MIC defines Free Cash Flow as cash from operating activities — the most comparable GAAP measure — which includes cash interest, tax payments and pension contributions, less maintenance capital expenditures, which includes principal repayments on capital lease obligations used to fund maintenance capital expenditures and excludes changes in working capital.

Management uses Free Cash Flow as a measure of its ability to provide investors with an attractive risk-adjusted return by sustaining and potentially increasing MIC’s quarterly cash dividend and funding a portion of the Company’s growth. GAAP metrics such as net income (loss) do not provide MIC management with the same level of visibility to into the performance and prospects of the business as a result of: (i) the capital intensive nature of MIC’s businesses and the generation of non-cash depreciation and amortization; (ii) shares issued to the Company’s external manager under the Management Services Agreement, (iii) the Company’s ability to defer all or a portion of current federal income taxes; (iv) non-cash unrealized gains or losses on derivative instruments; (v) amortization of tolling liabilities; (vi) gains (losses) on disposal of assets, and (vii) pension expense. Pension expenses primarily consist of interest expense, expected return on plan assets and amortization of actuarial and performance gains and losses. Any cash contributions to pension plans are reflected as a reduction to Free Cash Flow and are not included in pension expense. Management believes that external consumers of its financial statements, including investors and research analysts, use Free Cash Flow both to assess the Company’s performance and as an indicator of its success in generating an attractive risk-adjusted return.

In its Annual Report on Form 10-K, the Company has disclosed Free Cash Flow on a consolidated basis and for each of its operating segments and MIC Corporate. Management believes that both EBITDA excluding non-cash items and Free Cash Flow support a more complete and accurate understanding of the financial and operating performance of its businesses than would otherwise be achieved using GAAP results alone.

Free Cash Flow does not take into consideration required payments on indebtedness and other fixed obligations or other cash items that are excluded from MIC’s definition of Free Cash Flow. Management notes that Free Cash Flow may be calculated differently by other companies thereby limiting its usefulness as a comparative measure. Free Cash Flow should be used as a supplemental measure to help understand MIC’s financial performance and not in lieu of its financial results reported under GAAP.

See tables above and below for a reconciliation of net income from continuing operations to EBITDA excluding non-cash items from continuing operations and to Adjusted EBITDA excluding non-cash items from continuing operations and a reconciliation from cash provided by operating activities from continuing operations to Free Cash Flow from continuing operations and Adjusted Free Cash Flow from continuing operations, on a consolidated basis. Reconciliations for each of MIC’s operating businesses and Corporate and Other follow.

Classification of Maintenance Capital Expenditures and Growth Capital Expenditures

MIC categorizes capital expenditures as either maintenance capital expenditures or growth capital expenditures. As neither maintenance capital expenditure nor growth capital expenditure is a GAAP term, the Company has adopted a framework to categorize specific capital expenditures. In broad terms, maintenance capital expenditures primarily maintain MIC’s businesses at current levels of operations, capability, profitability or cash flow, while growth capital expenditures primarily provide new or enhanced levels of operations, capability, profitability or cash flow. Management considers a number of factors in determining whether a specific capital expenditure will be classified as maintenance or growth.

In some cases, specific capital expenditures contain characteristics of both maintenance and growth capital expenditures. MIC does not bifurcate specific capital expenditures into growth and maintenance components. Each discrete capital expenditure is considered within the above framework and the entire capital expenditure is classified as either maintenance or growth.

Forward-Looking Statements

This press release contains forward-looking statements. MIC may, in some cases, use words such as “project”, “believe”, “anticipate”, “plan”, “expect”, “estimate”, “intend”, “should”, “would”, “could”, “potentially”, or “may” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this release are subject to a number of risks and uncertainties, some of which are beyond MIC’s control including, among other things: changes in general economic or business conditions; its ability to service, comply with the terms of and refinance debt, successfully integrate and manage acquired businesses, retain or replace qualified employees, complete growth projects, deploy growth capital and manage growth, make and finance future acquisitions, and implement its strategy; the regulatory environment; demographic trends, the political environment, the economy, tourism, construction and transportation costs, air travel, environmental costs and risks; fuel and gas and other commodity costs; its ability to recover increases in costs from customers, cybersecurity risks, work interruptions or other labor stoppages; risks associated with acquisitions or dispositions, litigation risks; risks related to its shared services initiative and its ability to achieve cost savings; reliance on sole or limited source suppliers, risks or conflicts of interests involving its relationship with the Macquarie Group and changes in U.S. federal tax law.

MIC’s actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. Additional risks of which MIC is not currently aware could also cause its actual results to differ. In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this release may not occur. These forward-looking statements are made as of the date of this release. MIC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. MIC is not an authorized deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia). The obligations of MIC do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542 (MBL). MBL does not guarantee or otherwise provide assurance in respect of the obligations of MIC.

FOR FURTHER INFORMATION, PLEASE CONTACT:

Investors Jay A. Davis Investor Relations MIC 212-231-1825	Media Melissa McNamara Corporate Communications MIC 212-231-1667

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED BALANCE SHEETS
($ in Thousands, Except Share Data)

	As of December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$588,555	$45,844
Restricted cash	23,316	10,295
Accounts receivable, less allowance for doubtful accounts of $1,097 and $895, respectively	95,161	146,621
Inventories	29,256	33,060
Prepaid expenses	12,647	10,885
Fair value of derivative instruments	10,516	11,965
Other current assets	13,200	12,061
Current assets held for sale(1)	647,652	36,914
Total current assets	1,420,303	307,645
Property, equipment, land and leasehold improvements, net	3,141,407	3,197,407
Investment in unconsolidated business	8,360	9,115
Goodwill	2,043,320	2,047,040
Intangible assets, net	788,761	851,751
Fair value of derivative instruments	14,536	22,011
Other noncurrent assets	27,094	23,034
Noncurrent assets held for sale(1)	—	1,550,948
Total assets	$7,443,781	$8,008,951
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Due to Manager – related party	$2,966	$5,577
Accounts payable	38,178	58,883
Accrued expenses	85,867	79,576
Current portion of long-term debt	361,166	21,496
Other current liabilities	32,621	39,768
Current liabilities held for sale(1)	317,178	50,665
Total current liabilities	837,976	255,965
Long-term debt, net of current portion	2,652,748	2,991,654
Deferred income taxes	680,938	644,914
Other noncurrent liabilities	155,792	162,678
Noncurrent liabilities held for sale(1)	—	603,037
Total liabilities	4,327,454	4,658,248
Commitments and contingencies	—	—
Stockholders’ equity(2):
Common stock ($0.001 par value; 500,000,000 authorized; 85,800,303 shares issued and outstanding at December 31, 2018 and 84,733,957 shares issued and outstanding at December 31, 2017)	$86	$85
Additional paid in capital	1,510,305	1,840,033
Accumulated other comprehensive loss	(30,271)	(29,993)
Retained earnings	1,484,482	1,343,567
Total stockholders’ equity	2,964,602	3,153,692
Noncontrolling interests(3)	151,725	197,011
Total equity	3,116,327	3,350,703
Total liabilities and equity	$7,443,781	$8,008,951

(1)	See Note 5, “Discontinued Operations and Dispositions”, in our Notes to Consolidated Financial Statements in Part II, Item 8, of Form 10-K for the year ended December 31, 2018, for further discussion on assets and liabilities held for sale.
(2)	See Note 11, “Stockholders’ Equity”, in our Notes to Consolidated Financial Statements in Part II, Item 8, of Form 10-K for the year ended December 31, 2018, for discussions on preferred stock and special stock.
(3)	Includes $141.5 million and $184.3 million of noncontrolling interest related to discontinued operations at December 31, 2018 and 2017, respectively. See Note 5, “Discontinued Operations and Dispositions”, in our Notes to Consolidated Financial Statements in Part II, Item 8, of Form 10-K for the year ended December 31, 2018, for further discussions.

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS
($ in Thousands, Except Share and Per Share Data)

	Year Ended December 31,
	2018	2017	2016
Revenue
Service revenue	$1,515,149	$1,445,832	$1,288,562
Product revenue	246,384	222,955	213,470
Total revenue	1,761,533	1,668,787	1,502,032
Costs and expenses
Cost of services	712,082	624,214	524,423
Cost of product sales	178,822	143,787	119,440
Selling, general and administrative	328,464	306,664	277,628
Fees to Manager – related party	44,866	71,388	68,486
Goodwill impairment	3,215	—	—
Depreciation	193,659	178,292	175,518
Amortization of intangibles	68,314	63,825	60,997
Total operating expenses	1,529,422	1,388,170	1,226,492
Operating income	232,111	280,617	275,540
Other income (expense)
Interest income	788	83	86
Interest expense(1)	(112,626)	(86,999)	(95,613)
Other (expense) income, net	(6,194)	10,566	17,765
Net income from continuing operations before income taxes	114,079	204,267	197,778
(Provision) benefit for income taxes	(49,451)	229,503	(69,313)
Net income from continuing operations	$64,628	$433,770	$128,465
Discontinued Operations(2)
Net income from discontinued operations before income taxes	$31,748	$17,691	$28,348
(Provision) benefit for income taxes	(2,128)	4,651	(1,944)
Net income from discontinued operations	$29,620	$22,342	$26,404
Net income	$94,248	$456,112	$154,869
Net income from continuing operations	$64,628	$433,770	$128,465
Less: net loss attributable to noncontrolling interests	(3,452)	(409)	(3,608)
Net income from continuing operations attributable to MIC	$68,080	$434,179	$132,073
Net income from discontinued operations	$29,620	$22,342	$26,404
Less: net (loss) income attributable to noncontrolling interests	(38,821)	5,319	2,096
Net income from discontinued operations attributable to MIC	$68,441	$17,023	$24,308
Net income attributable to MIC	$136,521	$451,202	$156,381
Basic income per share from continuing operations attributable to MIC	$0.80	$5.22	$1.63
Basic income per share from discontinued operations attributable to MIC	0.80	0.20	0.30
Basic income per share attributable to MIC	$1.60	$5.42	$1.93
Weighted average number of shares outstanding: basic	85,233,989	83,204,404	80,892,654
Diluted income per share from continuing operations attributable to MIC	$0.80	$4.94	$1.55
Diluted income per share from discontinued operations attributable to MIC	0.80	0.19	0.30
Diluted income per share attributable to MIC	$1.60	$5.13	$1.85
Weighted average number of shares outstanding: diluted	85,249,865	91,073,362	82,218,627
Cash dividends declared per share	$4.00	$5.56	$5.05

(1)	Interest expense includes gains on derivative instruments of $7.6 million and $2.2 million and losses on derivative instruments of $2.5 million for the years ended December 31, 2018, 2017 and 2016, respectively.
(2)	See Note 5, “Discontinued Operations and Dispositions”, in our Notes to Consolidated Financial Statements in Part II, Item 8, of Form 10-K for the year ended December 31, 2018, for discussions on businesses classified as held for sale.

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS
($ in Thousands)

	Year Ended December 31,
	2018	2017(1)	2016(1)
Operating activities
Net income from continuing operations	$64,628	$433,770	$128,465
Adjustments to reconcile net income to net cash provided by operating activities from continuing operations:
Non-cash goodwill impairment	3,215	—	—
Depreciation and amortization of property and equipment	193,659	178,292	175,518
Amortization of intangible assets	68,314	63,825	60,997
Amortization of debt financing costs	11,353	7,184	19,552
Amortization of debt discount	3,627	3,266	1,007
Adjustments to derivative instruments	11,490	(3,709)	(49,787)
Fees to Manager-related party	44,866	71,388	68,486
Deferred taxes	35,501	(240,534)	62,009
Pension expense	8,306	8,106	8,601
Other non-cash expense, net(2)	22,697	5,640	5,677
Changes in other assets and liabilities, net of acquisitions/dispositions:
Accounts receivable	14,057	(31,849)	(7,488)
Inventories	(1,568)	(5,895)	(2,363)
Prepaid expenses and other current assets	(2,216)	(5,495)	8,070
Due to Manager-related party	511	(130)	135
Accounts payable and accrued expenses	421	(7,170)	4,492
Income taxes payable	584	401	8,251
Pension contribution	—	—	(3,500)
Other, net	(6,285)	(12,984)	5
Net cash provided by operating activities from continuing operations	473,160	464,106	488,127
Investing activities
Acquisitions of businesses and investments, net of cash, cash equivalents and restricted cash acquired	(18,415)	(200,850)	(37,091)
Purchases of property and equipment	(177,156)	(214,224)	(257,198)
Proceeds from insurance claim	—	—	10,740
Loan to project developer	(19,400)	(23,341)	(5,000)
Loan repayment from project developer	17,131	17,079	—
Proceeds from sale of business, net of cash, cash equivalents and restricted cash divested	41,212	—	—
Other, net	284	272	1,023
Net cash used in investing activities from continuing operations	(156,344)	(421,064)	(287,526)
Financing activities
Proceeds from long-term debt	1,407,000	931,001	1,311,000
Payment of long-term debt	(1,384,945)	(412,646)	(1,452,480)
Proceeds from the issuance of shares	125	6,060	12,623
Dividends paid to common stockholders	(378,355)	(452,949)	(396,093)
Contributions received from noncontrolling interests	956	458	15,431
Purchase of noncontrolling interest	—	—	(9,909)
Distributions paid to noncontrolling interests	—	(7)	—
Offering and equity raise costs paid	(243)	(466)	(1,601)
Debt financing costs paid	(33,914)	(708)	(17,285)
Proceeds from the issuance of convertible senior notes	—	—	402,500
Payment of capital lease obligations	—	(281)	(2,601)
Net cash (used in) provided by financing activities from continuing operations	(389,376)	70,462	(138,415)
Net change in cash, cash equivalents and restricted cash from continuing operations	(72,560)	113,504	62,186

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS – (continued)
($ in Thousands)

	Year Ended December 31,
	2018	2017(1)	2016(1)
Cash flows provided by (used in) discontinued operations:
Net cash provided by operating activities	$46,268	$64,928	$71,668
Net cash provided by (used in) investing activities	614,892	(135,757)	(85,733)
Net cash used in financing activities	(30,881)	(32,359)	(28,485)
Net cash provided by (used in) discontinued operations	630,279	(103,188)	(42,550)
Effect of exchange rate changes on cash and cash equivalents	(1,059)	511	211
Net change in cash, cash equivalents and restricted cash	556,660	10,827	19,847
Cash, cash equivalents and restricted cash, beginning of period	72,084	61,257	41,410
Cash, cash equivalents and restricted cash, end of period	$628,744	$72,084	$61,257
Supplemental disclosures of cash flow information from continuing operations:
Non-cash investing and financing activities:
Accrued financing costs	$406	$107	$3
Accrued purchases of property and equipment	23,285	22,166	22,473
Issuance of shares to Manager	47,988	72,274	135,345
Issuance of shares to independent directors	750	681	750
Issuance of shares for acquisition of business	—	125,000	—
Conversion of convertible senior notes to shares	8	20	4
Taxes paid (refund), net	12,386	10,640	(898)
Interest paid	98,215	85,128	84,112

(1)	See Note 2, “Summary of Significant Accounting Policies — Recently Issued Accounting Standards”, in our Notes to Consolidated Financial Statements in Part II, Item 8, of Form 10-K for the year ended December 31, 2018, for the Company’s adoption of ASU No. 2016-18.
(2)	Other non-cash expense, net, includes the write-down of the Company’s investment in the previously owned design-build mechanical contractor business at MIC Hawaii for the year ended December 31, 2018.

The following table provides a reconciliation of cash, cash equivalents and restricted cash from both continuing and discontinued operations reported within the consolidated balance sheets that sum to the total of the same amounts presented in the consolidated statements of cash flows:

	As of December 31,
	2018	2017	2016
Cash and cash equivalents	$588,555	$45,844	$42,727
Restricted cash – current	23,316	10,295	2,264
Cash, cash equivalents and restricted cash included in assets held for sale(3)	16,873	15,945	16,266
Total of cash, cash equivalents and restricted cash shown in the consolidated statement of cash flows	$628,744	$72,084	$61,257

(3)	Represents cash, cash equivalents and restricted cash related to businesses classified as held for sale. See Note 5, “Discontinued Operations and Dispositions”, in our Notes to Consolidated Financial Statements in Part II, Item 8, of Form 10-K for the year ended December 31, 2018, for further discussion.

MACQUARIE INFRASTRUCTURE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS – MD&A

	Quarter Ended December 31,		Change Favorable/ (Unfavorable)		Year Ended December 31,		Change Favorable/ (Unfavorable)
	2018	2017	$	%	2018	2017	$	%
	($ In Thousands, Except Share and Per Share Data) (Unaudited)
Revenue
Service revenue	$375,512	$378,763	(3,251)	(0.9)	$1,515,149	$1,445,832	69,317	4.8
Product revenue	62,245	57,197	5,048	8.8	246,384	222,955	23,429	10.5
Total revenue	437,757	435,960	1,797	0.4	1,761,533	1,668,787	92,746	5.6
Costs and expenses
Cost of services	178,193	169,176	(9,017)	(5.3)	712,082	624,214	(87,868)	(14.1)
Cost of product sales	50,893	36,172	(14,721)	(40.7)	178,822	143,787	(35,035)	(24.4)
Selling, general and administrative	88,142	79,610	(8,532)	(10.7)	328,464	306,664	(21,800)	(7.1)
Fees to Manager – related party	8,753	16,778	8,025	47.8	44,866	71,388	26,522	37.2
Goodwill impairment	—	—	—	—	3,215	—	(3,215)	NM
Depreciation	49,971	47,250	(2,721)	(5.8)	193,659	178,292	(15,367)	(8.6)
Amortization of intangibles	15,236	16,225	989	6.1	68,314	63,825	(4,489)	(7.0)
Total operating expenses	391,188	365,211	(25,977)	(7.1)	1,529,422	1,388,170	(141,252)	(10.2)
Operating income	46,569	70,749	(24,180)	(34.2)	232,111	280,617	(48,506)	(17.3)
Other income (expense)
Interest income	671	24	647	NM	788	83	705	NM
Interest expense(1)	(41,781)	(17,371)	(24,410)	(140.5)	(112,626)	(86,999)	(25,627)	(29.5)
Other income (expense), net	8,840	3,427	5,413	158.0	(6,194)	10,566	(16,760)	(158.6)
Net income from continuing operations before income taxes	14,299	56,829	(42,530)	(74.8)	114,079	204,267	(90,188)	(44.2)
(Provision) benefit for income taxes	(18,147)	297,483	(315,630)	(106.1)	(49,451)	229,503	(278,954)	(121.5)
Net (loss) income from continuing operations	$(3,848)	$354,312	(358,160)	(101.1)	$64,628	$433,770	(369,142)	(85.1)
Discontinued Operations
Net (loss) income from discontinued operations before income taxes	$(9,480)	$5,009	(14,489)	NM	$31,748	$17,691	14,057	79.5
Benefit (provision) for income taxes	3,126	1,955	1,171	59.9	(2,128)	4,651	(6,779)	(145.8)
Net (loss) income from discontinued operations	$(6,354)	$6,964	(13,318)	(191.2)	$29,620	$22,342	7,278	32.6
Net (loss) income	$(10,202)	$361,276	(371,478)	(102.8)	$94,248	$456,112	(361,864)	(79.3)
Net (loss) income from continuing operations	$(3,848)	$354,312	(358,160)	(101.1)	$64,628	$433,770	(369,142)	(85.1)
Less: net loss attributable to noncontrolling interests	(3,135)	(338)	2,797	NM	(3,452)	(409)	3,043	NM
Net (loss) income from continuing operations attributable to MIC	$(713)	$354,650	(355,363)	(100.2)	$68,080	$434,179	(366,099)	(84.3)
Net (loss) income from discontinued operations	$(6,354)	$6,964	(13,318)	(191.2)	$29,620	$22,342	7,278	32.6
Less: net (loss) income attributable to noncontrolling interests	(6,684)	12,542	19,226	153.3	(38,821)	5,319	44,140	NM
Net income (loss) from discontinued operations attributable to MIC	$330	$(5,578)	5,908	105.9	$68,441	$17,023	51,418	NM
Net (loss) income attributable to MIC	$(383)	$349,072	(349,455)	(100.1)	$136,521	$451,202	(314,681)	(69.7)
Basic (loss) income per share from continuing operations attributable to MIC	$(0.01)	$4.19	(4.20)	(100.2)	$0.80	$5.22	(4.42)	(84.7)
Basic (loss) income per share from discontinued operations attributable to MIC	—	(0.06)	0.06	100.0	0.80	0.20	0.60	NM
Basic (loss) income per share attributable to MIC	$(0.01)	$4.13	(4.14)	(100.2)	$1.60	$5.42	(3.82)	(70.5)
Weighted average number of shares outstanding: basic	85,643,587	84,572,725	1,070,862	1.3	85,233,989	83,204,404	2,029,585	2.4

NM — Not meaningful

(1)	Interest expense includes losses on derivative instruments of $9.0 million and gains on derivative instruments of $7.6 million for the quarter and year ended December 31, 2018, respectively. For the quarter and year ended December 31, 2017, interest expense includes gains on derivative instruments of $6.8 million and $2.2 million, respectively.

MACQUARIE INFRASTRUCTURE CORPORATION
RECONCILIATION OF CONSOLIDATED NET (LOSS) INCOME TO EBITDA EXCLUDING
NON-CASH ITEMS AND A RECONCILIATION FROM CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

	Quarter Ended December 31,		Change Favorable/ (Unfavorable)		Year Ended December 31,		Change Favorable/ (Unfavorable)
	2018	2017	$	%	2018	2017	$	%
	($ In Thousands) (Unaudited)
Net (loss) income from continuing operations	$(3,848)	$354,312			$64,628	$433,770
Interest expense, net(1)	41,110	17,347			111,838	86,916
Provision (benefit) for income taxes	18,147	(297,483)			49,451	(229,503)
Goodwill impairment	—	—			3,215	—
Depreciation	49,971	47,250			193,659	178,292
Amortization of intangibles	15,236	16,225			68,314	63,825
Fees to Manager-related party	8,753	16,778			44,866	71,388
Pension expense(2)	2,022	1,625			8,306	8,106
Other non-cash expense, net(3)	13,096	525			25,178	5,734
EBITDA excluding non-cash items – continuing operations	$144,487	$156,579	(12,092)	(7.7)	$569,455	$618,528	(49,073)	(7.9)
EBITDA excluding non-cash items – continuing operations	$144,487	$156,579			$569,455	$618,528
Interest expense, net(1)	(41,110)	(17,347)			(111,838)	(86,916)
Adjustments to derivative instruments recorded in interest expense(1)	11,224	(6,809)			(1,574)	(3,803)
Amortization of debt financing costs(1)	5,061	1,857			11,353	7,184
Amortization of debt discount(1)	917	889			3,627	3,266
Provision for current income taxes	(3,445)	(2,532)			(13,950)	(11,031)
Changes in working capital(4)	(9,697)	(20,600)			16,087	(63,122)
Cash provided by operating activities – continuing operations	107,437	112,037			473,160	464,106
Changes in working capital(4)	9,697	20,600			(16,087)	63,122
Maintenance capital expenditures	(17,695)	(11,636)			(49,979)	(34,676)
Free cash flow – continuing operations	99,439	121,001	(21,562)	(17.8)	407,094	492,552	(85,458)	(17.4)
Free cash flow – discontinued operations	3,380	14,066	(10,686)	(76.0)	67,934	65,448	2,486	3.8
Total Free Cash Flow	$102,819	$135,067	(32,248)	(23.9)	$475,028	$558,000	(82,972)	(14.9)

(1)	Interest expense, net, includes adjustments to derivative instruments, non-cash amortization of deferred financing fees and non-cash amortization of debt discount related to the 2.00% Convertible Senior Notes due October 2023. Interest expense, net, also included a non-cash write-off of deferred financing fees related to the December 2018 refinancing at Atlantic Aviation.
(2)	Pension expense primarily consists of interest cost, expected return on plan assets and amortization of actuarial and performance gains and losses.
(3)	Other non-cash expense, net, primarily includes unrealized gains (losses) on commodity hedges, adjustments to asset retirement obligations and non-cash gains (losses) related to the disposal of assets. Other non-cash expense, net, also includes the write-down of our investment in the previously owned design-build mechanical contractor business for the year ended December 31, 2018. See “Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items, Free Cash Flow and Proportionately Combined Metrics” above for further discussion.
(4)	Conformed to current period presentation for the adoption of ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. See Note 2, “Summary of Significant Accounting Policies”, in our Notes to Consolidated Financial Statements in Part II, Item 8, of Form 10-K for the year ended December 31, 2018, for recently issued accounting standards.

MACQUARIE INFRASTRUCTURE CORPORATION
RECONCILIATION FROM CONSOLIDATED FREE CASH FLOW TO
PROPORTIONATELY COMBINED FREE CASH FLOW

	Quarter Ended December 31,		Change Favorable/ (Unfavorable)		Year Ended December 31,		Change Favorable/ (Unfavorable)
	2018	2017	$	%	2018	2017	$	%
	($ In Thousands) (Unaudited)
100% Total Free Cash Flow (includes continuing and discontinued operations)	$102,819	$135,067	(32,248)	(23.9)	$475,028	$558,000	(82,972)	(14.9)
100% of Discontinued Operations Free Cash Flow	(3,380)	(14,066)			(67,934)	(65,448)
Proportionately Combined Discontinued Operations Free Cash Flow	1,145	11,483			58,926	57,642
Proportionately Combined Free Cash Flow (includes continuing and discontinued operations)	$100,584	$132,484	(31,900)	(24.1)	$466,020	$550,194	(84,174)	(15.3)

MACQUARIE INFRASTRUCTURE CORPORATION
RECONCILIATION OF SEGMENT NET INCOME (LOSS) TO EBITDA
EXCLUDING NON-CASH ITEMS AND A RECONCILIATION FROM CASH PROVIDED
BY/(USED IN) OPERATING ACTIVITIES TO FREE CASH FLOW

IMTT

	Quarter Ended December 31,		Change Favorable/ (Unfavorable)		Year Ended December 31,		Change Favorable/ (Unfavorable)
	2018	2017			2018	2017
	$	$	$	%	$	$	$	%
	($ In Thousands) (Unaudited)
Revenue	123,802	139,294	(15,492)	(11.1)	510,783	549,422	(38,639)	(7.0)
Cost of services	52,961	48,317	(4,644)	(9.6)	200,966	196,369	(4,597)	(2.3)
Selling, general and administrative expenses	8,024	10,779	2,755	25.6	32,709	36,406	3,697	10.2
Depreciation and amortization	32,700	32,637	(63)	(0.2)	131,402	126,463	(4,939)	(3.9)
Operating income	30,117	47,561	(17,444)	(36.7)	145,706	190,184	(44,478)	(23.4)
Interest expense, net(1)	(15,153)	(7,650)	(7,503)	(98.1)	(45,502)	(38,357)	(7,145)	(18.6)
Other income (expense), net	101	(196)	297	151.5	965	1,758	(793)	(45.1)
(Provision) benefit for income taxes	(11,690)	256,150	(267,840)	(104.6)	(35,885)	209,464	(245,349)	(117.1)
Net income	3,375	295,865	(292,490)	(98.9)	65,284	363,049	(297,765)	(82.0)
Reconciliation of net income to EBITDA excluding non-cash items and a reconciliation of cash provided by operating activities to Free Cash Flow:
Net income	3,375	295,865			65,284	363,049
Interest expense, net(1)	15,153	7,650			45,502	38,357
Provision (benefit) for income taxes	11,690	(256,150)			35,885	(209,464)
Depreciation and amortization	32,700	32,637			131,402	126,463
Pension expense(2)	1,925	1,347			7,662	6,996
Other non-cash expense, net	256	452			867	767
EBITDA excluding non-cash items	65,099	81,801	(16,702)	(20.4)	286,602	326,168	(39,566)	(12.1)
EBITDA excluding non-cash items	65,099	81,801			286,602	326,168
Interest expense, net(1)	(15,153)	(7,650)			(45,502)	(38,357)
Adjustments to derivative instruments recorded in interest expense(1)	4,285	(3,577)			(1,978)	(3,834)
Amortization of debt financing costs(1)	487	411			1,721	1,647
Provision for current income taxes	(803)	(1,348)			(6,862)	(4,417)
Changes in working capital	(5,389)	(20,382)			4,524	(32,795)
Cash provided by operating activities	48,526	49,255			238,505	248,412
Changes in working capital	5,389	20,382			(4,524)	32,795
Maintenance capital expenditures	(12,159)	(6,580)			(33,494)	(20,143)
Free cash flow	41,756	63,057	(21,301)	(33.8)	200,487	261,064	(60,577)	(23.2)

(1)	Interest expense, net, includes adjustments to derivative instruments and non-cash amortization of deferred financing fees.
(2)	Pension expense primarily consists of interest cost, expected return on plan assets and amortization of actuarial and performance gains and losses.

Atlantic Aviation

	Quarter Ended December 31,		Change Favorable/ (Unfavorable)		Year Ended December 31,		Change Favorable/ (Unfavorable)
	2018	2017			2018	2017
	$	$	$	%	$	$	$	%
	($ In Thousands) (Unaudited)
Revenue	247,451	225,282	22,169	9.8	962,492	846,431	116,061	13.7
Cost of services (exclusive of depreciation and amortization shown separately below)	121,184	105,509	(15,675)	(14.9)	466,948	378,494	(88,454)	(23.4)
Gross margin	126,267	119,773	6,494	5.4	495,544	467,937	27,607	5.9
Selling, general and administrative expenses	58,178	58,693	515	0.9	231,980	222,205	(9,775)	(4.4)
Depreciation and amortization	27,930	26,296	(1,634)	(6.2)	105,950	100,190	(5,760)	(5.7)
Operating income	40,159	34,784	5,375	15.5	157,614	145,542	12,072	8.3
Interest expense, net(1)	(16,232)	(864)	(15,368)	NM	(25,833)	(14,512)	(11,321)	(78.0)
Other income (expense), net	379	(32)	411	NM	(140)	(151)	11	7.3
(Provision) benefit for income taxes	(6,453)	30,257	(36,710)	(121.3)	(35,222)	(6,509)	(28,713)	NM
Net income	17,853	64,145	(46,292)	(72.2)	96,419	124,370	(27,951)	(22.5)
Reconciliation of net income to EBITDA excluding non-cash items and a reconciliation of cash provided by operating activities to Free Cash Flow:
Net income	17,853	64,145			96,419	124,370
Interest expense, net(1)	16,232	864			25,833	14,512
Provision (benefit) for income taxes	6,453	(30,257)			35,222	6,509
Depreciation and amortization	27,930	26,296			105,950	100,190
Pension expense(2)	5	5			21	20
Other non-cash (income) expense, net	(11)	390			1,221	1,642
EBITDA excluding non-cash items	68,462	61,443	7,019	11.4	264,666	247,243	17,423	7.0
EBITDA excluding non-cash items	68,462	61,443			264,666	247,243
Interest expense, net(1)	(16,232)	(864)			(25,833)	(14,512)
Convertible senior notes interest(3)	(1,449)	(2,013)			(7,487)	(7,782)
Adjustments to derivative instruments recorded in interest expense(1)	6,049	(2,721)			251	429
Amortization of debt financing costs(1)	3,454	351			4,296	1,170
Provision for current income taxes	(3,332)	(8,647)			(22,801)	(14,457)
Changes in working capital	(3,196)	(573)			13,708	(7,240)
Cash provided by operating activities	53,756	46,976			226,800	204,851
Changes in working capital	3,196	573			(13,708)	7,240
Maintenance capital expenditures	(3,001)	(2,894)			(8,301)	(7,965)
Free cash flow	53,951	44,655	9,296	20.8	204,791	204,126	665	0.3

NM — Not meaningful

(1)	Interest expense, net, includes adjustments to derivative instruments and non-cash amortization of deferred financing fees. For the quarter and year ended December 31, 2018, interest expense also included non-cash write-off of deferred financing costs related to the December 2018 refinancing.
(2)	Pension expense primarily consists of interest cost, expected return on plan assets and amortization of actuarial and performance gains and losses.
(3)	Represents the cash interest expense reclassified to Atlantic Aviation related to the 2.00% Convertible Senior Notes due October 2023 through December 06, 2018, the date of Atlantic Aviation’s refinancing. The proceeds from this note issuance in October 2016 were used principally to reduce the drawn balance on Atlantic Aviation’s revolving credit facility.

MIC Hawaii

	Quarter Ended December 31,		Change Favorable/ (Unfavorable)		Year Ended December 31,		Change Favorable/ (Unfavorable)
	2018	2017			2018	2017
	$	$	$	%	$	$	$	%
	($ In Thousands) (Unaudited)
Product revenue	61,393	57,197	4,196	7.3	245,532	222,955	22,577	10.1
Service revenue	4,951	15,437	(10,486)	(67.9)	46,257	54,913	(8,656)	(15.8)
Total revenue	66,344	72,634	(6,290)	(8.7)	291,789	277,868	13,921	5.0
Cost of product sales (exclusive of depreciation and amortization shown separately below)	50,633	36,172	(14,461)	(40.0)	178,562	143,787	(34,775)	(24.2)
Cost of services (exclusive of depreciation and amortization shown separately below)	4,048	15,350	11,302	73.6	44,168	49,365	5,197	10.5
Cost of revenue – total	54,681	51,522	(3,159)	(6.1)	222,730	193,152	(29,578)	(15.3)
Gross margin	11,663	21,112	(9,449)	(44.8)	69,059	84,716	(15,657)	(18.5)
Selling, general and administrative expenses	6,454	7,209	755	10.5	29,307	26,938	(2,369)	(8.8)
Goodwill impairment	—	—	—	—	3,215	—	(3,215)	NM
Depreciation and amortization	4,168	4,381	213	4.9	23,708	15,303	(8,405)	(54.9)
Operating income	1,041	9,522	(8,481)	(89.1)	12,829	42,475	(29,646)	(69.8)
Interest expense, net(1)	(2,738)	(1,246)	(1,492)	(119.7)	(7,984)	(7,041)	(943)	(13.4)
Other expense, net	(1,503)	(349)	(1,154)	NM	(24,739)	(731)	(24,008)	NM
Benefit (provision) for income taxes	2,419	1,485	934	62.9	6,769	(9,287)	16,056	172.9
Net (loss) income	(781)	9,412	(10,193)	(108.3)	(13,125)	25,416	(38,541)	(151.6)
Less: net loss attributable to noncontrolling interests	(3,067)	(77)	2,990	NM	(3,202)	(148)	3,054	NM
Net income (loss) attributable to MIC	2,286	9,489	(7,203)	(75.9)	(9,923)	25,564	(35,487)	(138.8)
Reconciliation of net (loss) income to EBITDA excluding non-cash items and a reconciliation of cash provided by operating activities to Free Cash Flow:
Net (loss) income	(781)	9,412			(13,125)	25,416
Interest expense, net(1)	2,738	1,246			7,984	7,041
(Benefit) provision for income taxes	(2,419)	(1,485)			(6,769)	9,287
Goodwill impairment	—	—			3,215	—
Depreciation and amortization	4,168	4,381			23,708	15,303
Pension expense(2)	55	273			438	1,090
Other non-cash expense (income), net(3)	12,262	(614)			21,810	2,494
EBITDA excluding non-cash items	16,023	13,213	2,810	21.3	37,261	60,631	(23,370)	(38.5)
EBITDA excluding non-cash items	16,023	13,213			37,261	60,631
Interest expense, net(1)	(2,738)	(1,246)			(7,984)	(7,041)
Adjustments to derivative instruments recorded in interest expense(1)	890	(511)			153	(398)
Amortization of debt financing costs(1)	94	100			383	403
Benefit (provision) for current income taxes	3,988	(3,047)			727	(8,312)
Changes in working capital(4)	(3,265)	5,345			13,155	(7,748)
Cash provided by operating activities	14,992	13,854			43,695	37,535
Changes in working capital(4)	3,265	(5,345)			(13,155)	7,748
Maintenance capital expenditures	(2,535)	(2,162)			(8,184)	(6,568)
Free cash flow	15,722	6,347	9,375	147.7	22,356	38,715	(16,359)	(42.3)

NM — Not meaningful

MIC Hawaii – (continued)

(1)	Interest expense, net, includes adjustments to derivative instruments related to interest rate swaps and non-cash amortization of deferred financing fees.
(2)	Pension expense primarily consists of interest cost, expected return on plan assets and amortization of actuarial and performance gains and losses.
(3)	Other non-cash expense (income), net, primarily includes non-cash adjustments related to unrealized gains (losses) on commodity hedges and non-cash gains (losses) related to the disposal of assets. Other non-cash expense (income), net, also includes the write-down of our investment in the previously owned design-build mechanical contractor business for the year ended December 31, 2018. See “Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items, Free Cash Flow and Proportionately Combined Metrics” above for further discussion.
(4)	Conformed to current period presentation for the adoption of ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. See Note 2, “Summary of Significant Accounting Policies”, in Notes to Consolidated Financial Statements in Part II, Item 8, of Form 10-K for recently issued accounting standards.

Corporate and Other

	Quarter Ended December 31,		Change Favorable/ (Unfavorable)		Year Ended December 31,		Change Favorable/ (Unfavorable)
	2018	2017			2018	2017
	$	$	$	%	$	$	$	%
	($ In Thousands) (Unaudited)
Product revenue	852	—	852	NM	852	—	852	NM
Service revenue	42	—	42	NM	42	—	42	NM
Total revenue	894	—	894	NM	894	—	894	NM
Cost of product sales	260	—	260	NM	260	—	(260)	NM
Selling, general and administrative expenses	16,220	4,179	(12,041)	NM	38,893	26,035	(12,858)	(49.4)
Fees to Manager-related party	8,753	16,778	8,025	47.8	44,866	71,388	26,522	37.2
Depreciation and amortization	409	161	(248)	(154.0)	913	161	(752)	NM
Operating loss	(24,748)	(21,118)	(3,630)	(17.2)	(84,038)	(97,584)	13,546	13.9
Interest expense, net(1)	(6,987)	(7,587)	600	7.9	(32,519)	(27,006)	(5,513)	(20.4)
Other income, net	9,863	4,004	5,859	146.3	17,720	9,690	8,030	82.9
(Provision) benefit for income taxes	(2,423)	9,591	(12,014)	(125.3)	14,887	35,835	(20,948)	(58.5)
Net loss	(24,295)	(15,110)	(9,185)	(60.8)	(83,950)	(79,065)	(4,885)	(6.2)
Less: net loss attributable to noncontrolling interests	(68)	(261)	(193)	(73.9)	(250)	(261)	(11)	(4.2)
Net loss attributable to MIC	(24,227)	(14,849)	(9,378)	(63.2)	(83,700)	(78,804)	(4,896)	(6.2)
Reconciliation of net loss to EBITDA excluding non-cash items and a reconciliation of cash (used in) provided by operating activities to Free Cash Flow:
Net loss	(24,295)	(15,110)			(83,950)	(79,065)
Interest expense, net(1)	6,987	7,587			32,519	27,006
Provision (benefit) for income taxes	2,423	(9,591)			(14,887)	(35,835)
Depreciation and amortization	409	161			913	161
Fees to Manager-related party	8,753	16,778			44,866	71,388
Pension expense(2)	37	—			185	—
Other non-cash expense, net	589	297			1,280	831
EBITDA excluding non-cash items	(5,097)	122	(5,219)	NM	(19,074)	(15,514)	(3,560)	(22.9)
EBITDA excluding non-cash items	(5,097)	122			(19,074)	(15,514)
Interest expense, net(1)	(6,987)	(7,587)			(32,519)	(27,006)
Convertible senior notes interest(3)	1,449	2,013			7,487	7,782
Amortization of debt financing costs(1)	1,026	995			4,953	3,964
Amortization of debt discount(1)	917	889			3,627	3,266
(Provision) benefit for current income taxes	(3,298)	10,510			14,986	16,155
Changes in working capital	2,153	(4,990)			(15,300)	(15,339)
Cash (used in) provided by operating activities	(9,837)	1,952			(35,840)	(26,692)
Changes in working capital	(2,153)	4,990			15,300	15,339
Free cash flow	(11,990)	6,942	(18,932)	NM	(20,540)	(11,353)	(9,187)	(80.9)

NM — Not meaningful

(1)	Interest expense, net, included non-cash amortization of deferred financing fees and non-cash amortization of debt discount related to the 2.00% Convertible Senior Notes due October 2023.
(2)	Pension expense primarily consists of interest cost, expected return on plan assets and amortization of actuarial and performance gains and losses.
(3)	Represents the cash interest expense reclassified to Atlantic Aviation, related to the 2.00% Convertible Senior Notes due October 2023 through December 6, 2018, the date of Atlantic Aviation’s refinancing. The proceeds from this note issuance in October 2016 were used principally to reduce the drawn balance on Atlantic Aviation’s revolving credit facility. Cash interest expense on this note issuance is included in Corporate and Other subsequent to December 6, 2018.

MACQUARIE INFRASTRUCTURE CORPORATION
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA EXCLUDING
NON-CASH ITEMS AND A RECONCILIATION FROM CASH PROVIDED BY/(USED IN) OPERATING ACTIVITIES TO FREE CASH FLOW ON A CONSOLIDATED, PROPORTIONATELY COMBINED AND TOTAL BASIS

	For the Quarter Ended December 31, 2018
	IMTT	Atlantic Aviation	MIC Hawaii	MIC Corporate	Total Continuing Operations 100%	Discontinued Operations PC%(1)	Total PC%(1)	Discontinued Operations 100%	Total 100%
	($ in Thousands) (Unaudited)
Net income (loss)	3,375	17,853	(781)	(24,295)	(3,848)	(5,927)	(9,775)	(6,354)	(10,202)
Interest expense, net(2)	15,153	16,232	2,738	6,987	41,110	5,072	46,182	6,433	47,543
Provision (benefit) for income taxes	11,690	6,453	(2,419)	2,423	18,147	(3,126)	15,021	(3,126)	15,021
Goodwill impairment	—	—	—	—	—	—	—	—	—
Depreciation and amortization	32,700	27,930	4,168	409	65,207	(1,600)	63,607	445	65,652
Fees to Manager-related party	—	—	—	8,753	8,753	—	8,753	—	8,753
Pension expense(3)	1,925	5	55	37	2,022	—	2,022	—	2,022
Other non-cash expense (income), net(4)	256	(11)	12,262	589	13,096	16,792	29,888	16,792	29,888
EBITDA excluding non-cash items	65,099	68,462	16,023	(5,097)	144,487	11,211	155,698	14,190	158,677
EBITDA excluding non-cash items	65,099	68,462	16,023	(5,097)	144,487	11,211	155,698	14,190	158,677
Interest expense, net(2)	(15,153)	(16,232)	(2,738)	(6,987)	(41,110)	(5,072)	(46,182)	(6,433)	(47,543)
Convertible senior notes interest(5)	—	(1,449)	—	1,449	—	—	—	—	—
Adjustments to derivative instruments recorded in interest expense, net(2)	4,285	6,049	890	—	11,224	1,419	12,643	2,021	13,245
Amortization of debt financing costs(2)	487	3,454	94	1,026	5,061	88	5,149	103	5,164
Amortization of debt discount(2)	—	—	—	917	917	—	917	—	917
(Provision) benefit for current income taxes	(803)	(3,332)	3,988	(3,298)	(3,445)	(6,501)	(9,946)	(6,501)	(9,946)
Changes in working capital	(5,389)	(3,196)	(3,265)	2,153	(9,697)	(4,283)	(13,980)	(4,442)	(14,139)
Cash provided by (used in) operating activities	48,526	53,756	14,992	(9,837)	107,437	(3,138)	104,299	(1,062)	106,375
Changes in working capital	5,389	3,196	3,265	(2,153)	9,697	4,283	13,980	4,442	14,139
Maintenance capital expenditures	(12,159)	(3,001)	(2,535)	—	(17,695)	—	(17,695)	—	(17,695)
Free Cash Flow	41,756	53,951	15,722	(11,990)	99,439	1,145	100,584	3,380	102,819

	For the Quarter Ended December 31, 2017
	IMTT	Atlantic Aviation	MIC Hawaii	MIC Corporate	Total Continuing Operations 100%	Discontinued Operations PC%(1)	Total PC%(1)	Discontinued Operations 100%	Total 100%
	($ in Thousands) (Unaudited)
Net income (loss)	295,865	64,145	9,412	(15,110)	354,312	5,755	360,067	6,964	361,276
Interest expense, net(2)	7,650	864	1,246	7,587	17,347	2,660	20,007	3,056	20,403
Benefit for income taxes	(256,150)	(30,257)	(1,485)	(9,591)	(297,483)	(1,955)	(299,438)	(1,955)	(299,438)
Depreciation and amortization	32,637	26,296	4,381	161	63,475	13,382	76,857	15,269	78,744
Fees to Manager-related party	—	—	—	16,778	16,778	—	16,778	—	16,778
Pension expense(3)	1,347	5	273	—	1,625	—	1,625	—	1,625
Other non-cash expense (income), net(4)	452	390	(614)	297	525	(1,934)	(1,409)	(1,933)	(1,408)
EBITDA excluding non-cash items	81,801	61,443	13,213	122	156,579	17,908	174,487	21,401	177,980
EBITDA excluding non-cash items	81,801	61,443	13,213	122	156,579	17,908	174,487	21,401	177,980
Interest expense, net(2)	(7,650)	(864)	(1,246)	(7,587)	(17,347)	(2,660)	(20,007)	(3,056)	(20,403)
Convertible senior notes interest(5)	—	(2,013)	—	2,013	—	—	—	—	—
Adjustments to derivative instruments recorded in interest expense, net(2)	(3,577)	(2,721)	(511)	—	(6,809)	(3,615)	(10,424)	(4,019)	(10,828)
Amortization of debt financing costs(2)	411	351	100	995	1,857	363	2,220	379	2,236
Amortization of debt discount(2)	—	—	—	889	889	—	889	—	889
(Provision) benefit for current income taxes	(1,348)	(8,647)	(3,047)	10,510	(2,532)	(136)	(2,668)	(135)	(2,667)
Changes in working capital	(20,382)	(573)	5,345	(4,990)	(20,600)	4,648	(15,952)	4,067	(16,533)
Cash provided by operating activities	49,255	46,976	13,854	1,952	112,037	16,508	128,545	18,637	130,674
Changes in working capital	20,382	573	(5,345)	4,990	20,600	(4,648)	15,952	(4,067)	16,533
Maintenance capital expenditures	(6,580)	(2,894)	(2,162)	—	(11,636)	(377)	(12,013)	(504)	(12,140)
Free Cash Flow	63,057	44,655	6,347	6,942	121,001	11,483	132,484	14,066	135,067

	For the Year Ended December 31, 2018
	IMTT	Atlantic Aviation	MIC Hawaii	MIC Corporate	Total Continuing Operations 100%	Discontinued Operations PC%(1)	Total PC%(1)	Discontinued Operations 100%	Total 100%
	($ in Thousands) (Unaudited)
Net income (loss)	65,284	96,419	(13,125)	(83,950)	64,628	27,056	91,684	29,620	94,248
Interest expense, net(2)	45,502	25,833	7,984	32,519	111,838	14,691	126,529	17,094	128,932
Provision (benefit) for income taxes	35,885	35,222	(6,769)	(14,887)	49,451	2,128	51,579	2,128	51,579
Goodwill impairment	—	—	3,215	—	3,215	—	3,215	—	3,215
Depreciation and amortization	131,402	105,950	23,708	913	261,973	31,281	293,254	38,517	300,490
Fees to Manager-related party	—	—	—	44,866	44,866	—	44,866	—	44,866
Pension expense(3)	7,662	21	438	185	8,306	—	8,306	—	8,306
Other non-cash expense, net(4)	867	1,221	21,810	1,280	25,178	11,508	36,686	11,513	36,691
EBITDA excluding non-cash items	286,602	264,666	37,261	(19,074)	569,455	86,664	656,119	98,872	668,327
EBITDA excluding non-cash items	286,602	264,666	37,261	(19,074)	569,455	86,664	656,119	98,872	668,327
Interest expense, net(2)	(45,502)	(25,833)	(7,984)	(32,519)	(111,838)	(14,691)	(126,529)	(17,094)	(128,932)
Convertible senior notes interest(5)	—	(7,487)	—	7,487	—	—	—	—	—
Adjustments to derivative instruments recorded in interest expense, net(2)	(1,978)	251	153	—	(1,574)	(7,241)	(8,815)	(7,990)	(9,564)
Amortization of debt financing costs(2)	1,721	4,296	383	4,953	11,353	1,179	12,532	1,241	12,594
Amortization of debt discount(2)	—	—	—	3,627	3,627	—	3,627	—	3,627
(Provision) benefit for current income taxes	(6,862)	(22,801)	727	14,986	(13,950)	(6,655)	(20,605)	(6,655)	(20,605)
Changes in working capital	4,524	13,708	13,155	(15,300)	16,087	(21,377)	(5,290)	(22,106)	(6,019)
Cash provided by (used in) operating activities	238,505	226,800	43,695	(35,840)	473,160	37,879	511,039	46,268	519,428
Changes in working capital	(4,524)	(13,708)	(13,155)	15,300	(16,087)	21,377	5,290	22,106	6,019
Maintenance capital expenditures	(33,494)	(8,301)	(8,184)	—	(49,979)	(330)	(50,309)	(440)	(50,419)
Free Cash Flow	200,487	204,791	22,356	(20,540)	407,094	58,926	466,020	67,934	475,028

	For the Year Ended December 31, 2017
	IMTT	Atlantic Aviation	MIC Hawaii	MIC Corporate	Total Continuing Operations 100%	Discontinued Operations PC%(1)	Total PC%(1)	Discontinued Operations 100%	Total 100%
	($ in Thousands) (Unaudited)
Net income (loss)	363,049	124,370	25,416	(79,065)	433,770	21,392	455,162	22,342	456,112
Interest expense, net(2)	38,357	14,512	7,041	27,006	86,916	20,831	107,747	23,487	110,403
(Benefit) provision for income taxes	(209,464)	6,509	9,287	(35,835)	(229,503)	(4,651)	(234,154)	(4,651)	(234,154)
Depreciation and amortization	126,463	100,190	15,303	161	242,117	52,758	294,875	60,300	302,417
Fees to Manager-related party	—	—	—	71,388	71,388	—	71,388	—	71,388
Pension expense(3)	6,996	20	1,090	—	8,106	—	8,106	—	8,106
Other non-cash expense (income), net(4)	767	1,642	2,494	831	5,734	(8,082)	(2,348)	(8,103)	(2,369)
EBITDA excluding non-cash items	326,168	247,243	60,631	(15,514)	618,528	82,248	700,776	93,375	711,903
EBITDA excluding non-cash items	326,168	247,243	60,631	(15,514)	618,528	82,248	700,776	93,375	711,903
Interest expense, net(2)	(38,357)	(14,512)	(7,041)	(27,006)	(86,916)	(20,831)	(107,747)	(23,487)	(110,403)
Convertible senior notes interest(5)	—	(7,782)	—	7,782	—	—	—	—	—
Adjustments to derivative instruments recorded in interest expense, net(2)	(3,834)	429	(398)	—	(3,803)	(4,704)	(8,507)	(5,301)	(9,104)
Amortization of debt financing costs(2)	1,647	1,170	403	3,964	7,184	1,457	8,641	1,516	8,700
Amortization of debt discount(2)	—	—	—	3,266	3,266	—	3,266	—	3,266
(Provision) benefit for current income taxes	(4,417)	(14,457)	(8,312)	16,155	(11,031)	(129)	(11,160)	(129)	(11,160)
Changes in working capital	(32,795)	(7,240)	(7,748)	(15,339)	(63,122)	(762)	(63,884)	(1,046)	(64,168)
Cash provided by (used in) operating activities	248,412	204,851	37,535	(26,692)	464,106	57,279	521,385	64,928	529,034
Changes in working capital	32,795	7,240	7,748	15,339	63,122	762	63,884	1,046	64,168
Maintenance capital expenditures	(20,143)	(7,965)	(6,568)	—	(34,676)	(399)	(35,075)	(526)	(35,202)
Free Cash Flow	261,064	204,126	38,715	(11,353)	492,552	57,642	550,194	65,448	558,000

(1)	Represents MIC’s proportionately combined interests in its portfolio of solar and wind power generation businesses classified as part of discontinued operations.
(2)	Interest expense, net, includes adjustments to derivative instruments, non-cash amortization of deferred financing fees and non-cash amortization of debt discount related to the 2.00% Convertible Senior Notes due October 2023. Interest expense, net, also included a non-cash write-off of deferred financing fees related to the December 2018 refinancing at Atlantic Aviation.
(3)	Pension expense primarily consists of interest cost, expected return on plan assets and amortization of actuarial and performance gains and losses.
(4)	Other non-cash expense (income), net, primarily includes non-cash amortization of tolling liabilities, unrealized gains (losses) on commodity hedges and non-cash gains (losses) related to the disposal of assets. Other non-cash expense (income), net, also includes the write-down of our investment in the previously owned design-build mechanical contractor business for the year ended December 31, 2018. See “Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items, Free Cash Flow and Proportionately Combined Metrics” above for further discussion.
(5)	Represents the cash interest expense reclassified to Atlantic Aviation, related to the 2.00% Convertible Senior Notes due October 2023 through December 6, 2018, the date of Atlantic Aviation’s refinancing. The proceeds from this note issuance in October 2016 were used principally to reduce the drawn balance on Atlantic Aviation’s revolving credit facility. Cash interest expense on this note issuance is included in Corporate and Other subsequent to December 6, 2018.